Exhibit 99.2

RESIGNATION LETTER

To:	The Board of Directors
ZAP (the Company)

18 October 2016,

Dear Sirs,

I, Co Nguyen, hereby resign as a Director of the Company and as an Interim Chair of Audit Committee of the Company, such resignation to take effect on 21stOctober 2016.

I acknowledge and confirm that I have no claim or right of action whatsoever against the Company for any fees, compensation for loss of office or otherwise in respect of my resignation. To the extent that any such claim exists or may exist, I irrevocable waive such claim and release the Company from any liability in respect thereof.

Yours faithfully,

/s/ Co Nguyen
Co Nguyen